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                                                                    Exhibit 10.2


                        MANAGEMENT STOCK OPTION AGREEMENT
                        ---------------------------------

                  MANAGEMENT STOCK OPTION AGREEMENT, dated as of August 6, 1998, between WESCO International, Inc., a Delaware corporation ("International"), and the Grantee whose name appears on the signature page hereof (the "Grantee").

                              W I T N E S S E T H :

                  WHEREAS, the Board of Directors of International (the "Board") has adopted and approved the WESCO International, Inc. 1998 Stock Option Plan (the "Plan") and designated the Compensation Committee of the Board (the "Committee") to administer the Plan; and

                  WHEREAS, the Committee has determined to grant under the Plan to the Grantee, an employee of WESCO Distribution, Inc. (the "Company"), a non-qualified stock option to purchase an aggregate of ___________ shares (the "Shares") of International's Class A Common Stock, par value $.01 per share (the "Common Stock") at an exercise price of $621.08 per Share;

                  NOW, THEREFORE, to evidence the stock option so granted, and to set forth its terms and conditions under the Plan, International and the Grantee, intending to be legally bound, hereby agree as follows:

                  1. Confirmation of Grant; Option Price. International hereby grants to the Grantee, effective as of the date hereof, an option (the "Option") to purchase the Shares at an option price of $621.08 per share (the "Option Price"). The Option shall consist of two parts, a part relating to ________ of the Shares which is subject to time-based vesting (the "Time-Based Option") and a part relating to _________ of the Shares which is subject to performance-based vesting (the Performance-Based Option"). The Option is not intended to be an incentive stock option under the U.S. Internal Revenue Code of 1986, as amended. This Agreement is subordinate to, and the terms and conditions of the Option granted hereunder are subject to, the terms and conditions of the Plan.

                  2. Exercisability. Except as otherwise provided in this Agreement, the Time-Based Options shall become available for exercise as follows:

                  VESTING DATE      PERCENTAGE OF TIME-BASED OPTIONS EXERCISABLE
                  ------------      --------------------------------------------

                  June 5, 1999                        25%
                  June 5, 2000                        25%
                  June 5, 2001                        25%
                  June 5, 2002                        25%


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                  Except as otherwise provided in this Agreement, if the Grantee remains in the employment of the Company until the earlier of (a) January 1, 2008 and the Grantee's sixty-fifth (65th) birthday, the Performance-Based
Options shall become fully vested and exercisable as of such date; provided, however, that the vesting and exercisability of the Performance-Based Options shall be accelerated, and the Performance-Based Options shall become available for exercise, upon achievement by International of the following annual financial performance targets:

                                                             PERCENTAGE OF
                                                           PERFORMANCE-BASED
FISCAL YEAR   EBITDA   EBITDA PERCENTAGE   VESTING DATE   OPTIONS EXERCISABLE
-----------   ------   -----------------   ------------   -------------------

   1998       $122.6M         4.0%         June 5, 1999           25%
   1999       $149.6M         4.3%         June 5, 2000           25%
   2000       $176.7M         4.6%         June 5, 2001           25%
   2001       $206.9M         4.8%         June 5, 2002           25%

   2002       $240.2M         5.0%         June 5, 2003           Catch-up year

                  The accelerated vesting date for Performance-Based Options will be June 5 in the year following achievement of the specified financial targets. Both the EBITDA dollar target and the EDITDA Percentage target for a particular fiscal year must be attained for the Performance-Based Options allocated to that year to become available for exercise on an accelerated basis. If International attains 100% of the EBITDA and EBITDA Percentage target for a fiscal year, then all Performance-Based Options allocated to such year (as reflected in the above table), as well as any Performance-Based Options allocated to prior years which had not previously vested, shall become vested and exercisable on an accelerated basis. No specific number of Performance-Based Options is allocated to fiscal year 2002; if the EBITDA and EBITDA Percentage targets are met for fiscal year 2002, any Performance-Based Options allocated to prior years which had not previously vested shall become vested and exercisable on an accelerated basis. Performance of International during years after 2002 shall have no effect on the vesting of Performance-Based Options. Once a Performance-Based Option vests, it will not "unvest" due to future performance below targeted EBITDA.

                  For purposes of this Agreement, "EBITDA" shall mean earnings before interest, taxes, depreciation and amortization. For purposes of this Agreement, "EBITDA Percentage" shall mean EBITDA for a fiscal year as a percentage of International's net sales for that year. All determinations of EBITDA and EBITDA Percentage shall be made by the Committee based upon International's audited, consolidated financial statements and on a basis consistent with International's historic accounting practices, provided, however, that the effects (as determined by the Committee in its sole discretion) of any extraordinary items and one-time events shall be excluded.

                  Notwithstanding the foregoing, the Committee may accelerate the exercisability of any Option, all Options or any class of Options, at any time and from time to time. Shares eligible for purchase may thereafter be purchased, subject to the provisions hereof, and pursuant to



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and subject to the provisions contained in the Management Stock Subscription
Agreement (as defined in Section 5) related to such Shares, at any time and from time to time on or after such anniversary until the date one day prior to the date on which the Option terminates.

                  3.  Termination of Option.

                  (a) Normal Termination Date. Unless an earlier termination date is specified in Section 3(b), the Option shall terminate at 5:00 P.M. Eastern Standard Time on June 5, 2008 (the "Normal Termination Date").

                  (b) Early Termination. If the Grantee's Active Employment (as defined below) is voluntarily or involuntarily terminated for any reason whatsoever prior to the Normal Termination Date, any portion of the Option that has not become exercisable on or before the effective date of such termination of employment shall terminate on such effective date. Any portion of the Option that has become exercisable on or before the date of the Grantee's termination of Active Employment shall, subject to the provisions of Section 4(c), remain exercisable for whichever of the following periods is applicable, and if not exercised within such period, shall terminate upon the expiration of such period: (i) if the Grantee's Active Employment is terminated by reason of the Grantee's death, Permanent Disability or Retirement at Normal Retirement Age (each an "Extraordinary Termination"), then any Options held by the Grantee and then exercisable shall remain exercisable solely until the first to occur of (A) the first anniversary of the Grantee's termination of employment or (B) the expiration of the term of the Option, and (ii) if the Grantee's Active Employment is terminated for any reason other than an Extraordinary Termination, then any then exercisable Options held by such Grantee shall remain exercisable solely until the first to occur of (A) the expiration of sixty days after the Grantee's termination of employment or (B) the expiration of the term of the Option. Nothing in this Agreement shall be deemed to confer on the Grantee any right to continue in the employ of International or any of its direct or indirect subsidiaries, or to interfere with or limit in any way the right of International or any of its direct or indirect subsidiaries to terminate such employment at any time.

                  4. Restrictions on Exercise; Non-Transferability of Option; Repurchase of Option.

                  (a) Restrictions on Exercise. The Option may be exercised only with respect to full shares of Common Stock. No fractional shares of Common Stock shall be issued. Notwithstanding any other provision of this Agreement, the Option may not be exercised in whole or in part, and no certificates representing Shares shall be delivered, (i) unless all requisite approvals and consents of any governmental authority of any kind having jurisdiction over the exercise of options shall have been secured, (ii) unless the purchase of the Shares upon the exercise of the Option shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the Shares shall have been registered under such laws, (iii) unless all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied and (iv) if such exercise would result in a violation of the terms or provisions of or a default or an event of default under any Financing



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Agreements (as such term is defined in Section 9). The Company shall use commercially reasonable efforts to obtain the consents and approvals referred to in clause (i) of the preceding sentence, to satisfy the withholding requirements referred to in clause (iii) of the preceding sentence and to obtain the consent of the parties to the Financing Agreements referred to in clause (iv) of the preceding sentence so as to permit the Option to be exercised.

                  (b) Non-Transferability of Option. Except as contemplated by
Section 4(c) or as the Committee may otherwise determine in its sole discretion, the Option may be exercised only be the Grantee or by his estate. Except as contemplated by Section 4(c), the Option is not assignable or transferable, in whole or in part, and it may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Grantee upon his death, provided that the deceased Grantee's beneficiary or the representative of his estate shall acknowledge and agree in writing, in a form reasonably acceptable to International, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were the Grantee.

                  (c) Repurchase of Option on Termination of Employment.

                  (i) Termination of Employment. If the Grantee's Active Employment is terminated (x) without Cause, or (y) by reason of the Grantee's death or Permanent Disability, on notice from the Grantee (or his estate) in writing and delivered to the Company within 30 days following the termination of employment, the Company shall purchase all (but not less than all) of the portion of the Option that is exercisable on the effective date of termination of Active Employment (the "Covered Option").)

                  (ii) Purchase Price, etc. All purchases pursuant to this
         Section 4(c) by the Company shall be for a purchase price and in the manner prescribed by Sections 4(e), (f) and (g).

                  (d) Certain Definitions. As used in this Agreement the following terms shall have the following meanings:

                  (i) "Active Employment" shall mean active employment with International or any direct or indirect subsidiary of International.

                  (ii) "Cause" shall mean (A) the willful failure by the Grantee substantially to perform his employment-related duties (other than any such failure due to physical or mental illness) after a demand for substantial performance is delivered to the Grantee by the Board, which notice identifies the manner in which the Board believes that the Grantee has not substantially performed his employment-related duties,
         (B) the engaging by the Grantee in willful and serious misconduct that is injurious to International or any of its affiliates, (C) the conviction of the Grantee of, or the entering by the Grantee of a plea of nolo contendere to, a crime that constitutes a felony, (D) the breach by the



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         Grantee of any written covenant or agreement with International or any of its affiliates not to disclose any information pertaining to International or any of its affiliates or not to compete or interfere with International or any of its affiliates or (E) the breach by the Grantee of his obligation pursuant to Section 8 of his Management Stock Subscription Agreement.

                  (iii) "Retirement at Normal Retirement Age" shall mean retirement at age 65 or later.

                  (iv) "Permanent Disability" shall mean a physical or mental disability or infirmity that prevents the performance of such Grantee's employment-related duties lasting (or likely to last, based on competent medical evidence presented to the Board) for a continuous period of six months or longer. The Board's reasoned and good faith judgment of Permanent Disability shall be final, binding and conclusive on all parties hereto and shall be based on such competent medical evidence as shall be presented to it by the Grantee or by any physician or group of physicians or other competent medical expert employed by the Grantee or International to advise the Board.

                  (d) Public Offering. In the event that an underwritten public offering in the United States of the Common Stock led by one or more underwriters at least one of which is an underwriter of nationally recognized standing (a "Public Offering") has been consummated, the Grantee shall have no rights to sell the Covered Option pursuant to this Section 4.

                  (e) Purchase Price. Subject to Section 9(c), the purchase price to be paid to the Grantee (or his estate) for the Covered Option (the "Purchase Price") shall be equal to the difference between (A) the fair market value (the "Fair Market Value") of the Shares which may be purchased upon exercise of the Covered Option as of the effective date of the termination of employment that gives rise to the right or obligation to repurchase and (B) the aggregate exercise price of the Covered Option. Whenever determination of the Fair Market Value of the Shares is required by this Agreement, such Fair Market Value shall be such amount as is determined in good faith by the Board. In making a determination of Fair Market Value, the Board shall give due consideration to such factors as it deems appropriate, including, without limitation, the earnings and certain other financial and operating information of the Company in recent periods, the potential value of the Company as a whole, the future prospects of the Company and the industries in which it competes, the history and management of the Company, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of the Company and a valuation of the Shares, which shall be performed as promptly as practicable following each fiscal year by an independent valuation firm chosen by the Board. The determination of Fair Market Value will not give effect to any restrictions on transfer of the Shares or the fact that such Shares would represent a minority interest in the Company. The Fair Market Value as determined in good faith by the Board in the absence of fraud shall be binding and conclusive upon all parties hereto. If the Company subdivides (by any stock split, stock dividend or otherwise) the Common Stock into a greater number of shares, or combines (by reverse stock split or otherwise) the Common Stock into a smaller number of shares after the Board shall have determined the Purchase Price for the Shares



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(without taking into consideration such subdivision or combination) and prior to the consummation of the purchase, the Purchase Price shall be appropriately adjusted to reflect such subdivision or combination, and the Board's determination as to any such adjustment in good faith shall be binding and conclusive on all parties hereto.

                  (f) Payment. Subject to Section 9, the completion of a purchase pursuant to this Section 4 shall take place at the principal office of the Company on the tenth business day following the Company's receipt of notice by the Grantee of the election to sell the Covered Option pursuant to Section 4(c). The Purchase Price shall be paid by delivery to the Grantee of a certified or bank check for the Purchase Price payable to the order of the Grantee, against delivery of such instruments as the Company may reasonably request signed by the Grantee, free and clear of all security interests, liens, claims, encumbrances, charges, options, restrictions on transfer, proxies and voting and other agreements of whatever nature.

                  (g) Application of the Purchase Price to Certain Loans. The Grantee agrees that the Company shall be entitled to apply any amounts to be paid by the Company to repurchase the Covered Option pursuant to this Section 4 to discharge any indebtedness of the Grantee to the Company or any of its direct or indirect subsidiaries, or indebtedness that is guaranteed by the Company or any of its direct or indirect subsidiaries, including, but not limited to, any indebtedness of the grantee incurred to purchase any shares of Common Stock.

                  (h) Withholding. Whenever Shares are to be issued pursuant to the Option, International may require the recipient of the Shares to remit to International an amount sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding requirements. In the event any cash is paid to the Grantee pursuant to this Section 4, International shall have the right to withhold from such payment an amount sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding requirements. If shares of Common Stock are traded on a U.S. national securities exchange or bid and ask prices for shares of Common Stock are quoted on the Nasdaq National Market ("NASDAQ") operated by the National Association of Securities Dealers, Inc., International may, if requested by the Grantee, withhold shares to satisfy applicable withholding requirements, subject to the provisions of the Plan and any rules adopted by the Board or the Committee regarding compliance with applicable law, including, but not limited to, Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  5. Manner of Exercise. To the extent that the Option shall have become and remains exercisable as provided in Section 2 and subject to such reasonable administrative regulations as the Board or the Committee may have adopted, the Option may be exercised, in whole or in part, by notice to the Secretary of International in writing given 15 business days prior to the date on which the Grantee will so exercise the Option (the "Exercise Date"), specifying the number of Shares with respect to which the Option is being exercised (the "Exercise Shares") and the Exercise Date, provided that if shares of Common Stock are traded on a U.S. national securities exchange or bid and ask prices for shares of Common Stock are quoted over NASDAQ, notice may be given five business days before the Exercise Date. On or before the Exercise Date, International and the Grantee shall enter into a Management Stock



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Subscription Agreement (the "Management Stock Subscription Agreement")
substantially in the form attached hereto as Annex 1, or in such other form as may be agreed upon by International and the Grantee, such Management Stock Subscription Agreement to contain (unless a Public Offering shall have occurred prior to the Exercise Date) provisions corresponding to Section 4(c) hereof. In accordance with the Management Stock Subscription Agreement, (a) on or before the Exercise Date, the Grantee shall deliver to International full payment for the Exercise Shares in United States dollars in cash, or cash equivalent satisfactory to International, and in an amount equal to the product of the number of Exercise Shares and $621.08 (the "Exercise Price") and (b) on the Exercise Date, International shall deliver to the Grantee a certificate or certificates representing the Exercise Shares, registered in the name of the Grantee. If shares of Common Stock are traded on a U.S. national securities exchange or bid and ask prices for shares of Common Stock are quoted over NASDAQ, the Grantee, in lieu of cash, may tender shares of Common Stock having a market price on the Exercise Date equal to the Exercise Price or may deliver a combination of cash and shares of Common Stock having a market price equal to the difference between the Exercise Price and the amount of such cash as payment of the Exercise Price, subject to such rules and regulations as may be adopted by the Board or the Committee to provide for the compliance of such payment procedure with applicable law, including Section 16(b) of the Exchange Act. International may require the Grantee to furnish or execute such other documents as International shall reasonably deem necessary (i) to evidence such exercise,
(ii) to determine whether registration is then required under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and (iii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

                  6.  Grantee's Representations, Warranties and Covenants.

                  (a) Investment Intention. The Grantee represents and warrants that the Option has been, and any Exercise Shares will be, acquired by him solely for his own account for investment and not with a view to or for sale in connection with any distribution thereof. The Grantee agrees that he will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of all or any portion of the Option or any of the Exercise Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any portion of the Option or any of the Exercise Shares), except in compliance with the Securities Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, and in compliance with applicable state securities or "blue sky" laws. The Grantee further understands, acknowledges and agrees that none of the Shares may be transferred, sold, pledged, hypothecated or otherwise disposed of unless the provisions of the related Management Stock Subscription Agreement shall have been complied with or have expired.

                  (b) Legend. The Grantee acknowledges that any certificate representing the Exercise Shares shall bear an appropriate legend, which will include, without limitation, the following language:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A MANAGEMENT STOCK SUBSCRIPTION AGREEMENT, DATED AS OF AUGUST 6, 1998, AND NEITHER THIS CERTIFICATE NOR THE



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         SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE
         EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH MANAGEMENT STOCK SUBSCRIPTION AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ENTITLED TO THE BENEFITS OF AND ARE BOUND BY THE OBLIGATIONS SET FORTH IN AN AMENDED AND RESTATED REGISTRATION AND PARTICIPATION AGREEMENT AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
         (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT OR (C) A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (ii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM."

                  (c) Securities Law Matters. The Grantee acknowledges receipt of advice from International that (i) the Exercise Shares have not been registered under the Securities Act or qualified under any state securities or "blue sky" laws, (ii) it is not anticipated that there will be any public market for the Exercise Shares, (iii) the Exercise Shares must be held indefinitely and the Grantee must continue to bear the economic risk of the investment in the Exercise Shares unless the Exercise Shares are subsequently registered under the Securities Act and such state laws or an exemption from registration is available, (iv) Rule 144 under the Securities Act ("Rule 144") is not presently available with respect to the sales of any securities of International and International has made no covenant to make Rule 144 available, (v) when and if the Exercise Shares may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, (vi) International does not plan to file reports with the Commission or make public information concerning International available unless required to do so by law or by the terms of any Financing Agreements (as hereinafter defined), (vii) if the exception afforded by Rule 144 is not available, sales of the Exercise Shares may be difficult to effect because of the absence of public information concerning International,
(viii) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Exercise Shares and (ix) a notation shall be




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made in the appropriate records of International indicating that the Exercise
Shares are subject to restrictions on transfer set forth in this Agreement and, if International should in the future engage the services of a stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to the Exercise Shares.

                  (d) Compliance with Rule 144. If any of the Exercise Shares are to be disposed of in accordance with Rule 144 under the Securities Act, the Grantee shall transmit to International an executed copy of Form 144 (if required by Rule 144) no later than the time such form is required to be transmitted to the Commission for filing and such other documentation as International may reasonably require to assure compliance with Rule 144 in connection with such disposition.

                  (e) Ability to Bear Risk. The Grantee covenants that he will not exercise all or any portion of the Option unless (i) the financial situation of the Grantee is such that he can afford to bear the economic risk of holding the Exercise Shares for an indefinite period and (ii) he can afford to suffer the complete loss of his investment in the Exercise Shares.

                  (f) Registration; Restrictions on Sale upon Public Offering. In respect of any Shares purchased upon exercise of all or any portion of the Option, the Grantee shall be entitled to the rights and subject to the obligations created under the Amended and Restated Registration and Participation Agreement, as the same may be amended, modified or supplemented from time to time (the "Registration Agreement"), among International and certain stockholders of International, to the extent set forth therein. Such Shares shall be entitled to the benefits of the Registration Agreement applicable to Registrable Securities (as defined therein). The Grantee agrees that, in the event that International files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of its capital stock, the Grantee will not effect any public sale or distribution of any shares of the Common Stock (other than as part of such underwritten public offering) during the 20 days prior to and the 180 days after the effective date of such registration statement.

                  7. Representations and Warranties of International. The Company represents and warrants to the Grantee that (a) International has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, (b) this Agreement has been duly authorized, executed and delivered by International and constitutes a valid and legally binding obligation of International enforceable against International in accordance with its terms, and (c) the Shares, when issued, delivered and paid for, upon exercise of the Option in accordance with the terms hereof and the Management Stock Subscription Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances other than those created pursuant to this Agreement, the Management Stock Subscription Agreement or otherwise in connection with the transactions contemplated hereby.

                  8.  Change in Control

                  (a) Accelerated Vesting and Payment. Unless the Committee shall otherwise determine in the manner set forth in Section 8(b), in the event of a Change in Control, the Option shall be cancelled in exchange for a payment in cash of an amount equal to the excess, if any, of the Change in Control Price over the exercise price for the Option.



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                  (b) Alternative Options. Notwithstanding Section 8(a), no
cancellation, acceleration of exercisability, vesting or cash settlement or other payment shall occur with respect to the Option if the Committee reasonably determines in good faith, prior to the occurrence of a Change in Control, that the Option shall be honored or assumed, or new rights substituted therefor (such honored, assumed, or substituted Option being hereinafter referred to as an "Alternative Option") by the New Employer, provided that any such Alternative Option must:

                  (i) provide the Grantee with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under the Option, including, but not limited to, an identical or better exercise and vesting schedule, identical or better timing and methods of payment and, if the Alternative Options or the securities underlying them are not publicly traded, identical or better rights to require International or the New Employer to repurchase the Alternative Options;

                  (ii) have substantially equivalent economic value to the Option (determined at the time of the Change in Control); and

                  (iii) have terms and conditions which provide that in the event that the Grantee suffers an Involuntary Termination within two years following a Change in Control:

                           (A) any conditions on the Grantee's rights under, or
                  any restrictions on transfer or exercisability applicable to, each such Alternative Option shall be waived or shall lapse, as the case may be; or

                           (B) the Grantee shall have the right to surrender
                  such Alternative Option within 30 days following such termination in exchange for a payment in cash equal to the excess of the Fair Market Value of the equity security subject to the Alternative Option over the price, if any, that the Grantee would be required to pay to exercise such Alternative Option.

                  (c) Certain Definitions.

                  (i) "Change in Control" means the first to occur of the following events after June 5, 1998:

                           (A) the acquisition by any person, entity or "group"
                  (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended), other than International, the Company, the Subsidiaries, any employee benefit plan of International, the Company or the Subsidiaries, or the Cypress Fund, of 50% or more of the combined voting power of International's or the Company's then outstanding voting securities;




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                           (B) the merger of consolidation of International or
                  the Company as a result of which persons who were stockholders of International or the Company, as the case may be, immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

                           (C) the liquidation or dissolution of International
                  or the Company; and

                           (D) the sale, transfer or other disposition of all or
                  substantially all of the assets of International or the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of International or the Company.

                  (ii) "Change in Control Price" means the price per share of Common Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Board of Directors if any part of the offered price is payable other than in cash).

                  (iii) "Involuntary Termination" means a termination by the New Employer for any reason.

                  (iv) "New Employer" means the Grantee's employer, or the parent or a subsidiary of such employer, immediately following a Change in Control.

                  (v) "Subsidiary" means any corporation a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company or International.

                  9.  Certain Restrictions on Repurchases.

                  (a) Financing Agreements, etc. Notwithstanding any other provision of this Agreement, the Company shall not be permitted or obligated to repurchase the Option from the Grantee if (i) such repurchase would result in a violation of the terms or provisions of, or result in a default or an event of default under, (A) the Credit Facility (the "Credit Facility") among International, the Company, WESCO Distribution - Canada, the lenders party thereto, The Chase Manhattan Bank, as U.S. administrative agent, syndication agent and Canadian collateral agent and Lehman Commercial Paper Inc., as documentation agent and (B) any indenture to be entered into with respect to debt securities issued by International as the same may be amended, modified or supplemented from time to time (an "Indenture") or (C) any other financing or security agreement or document entered into in connection with the operations of the Company or its subsidiaries from time to time, as each may be amended, modified or supplemented from time to time (the Credit Facility, any Indenture and such other agreements and documents, are hereinafter referred to as the "Financing Agreements"), or (ii) such repurchase would violate any of the terms or provisions of the Certificate of Incorporation of the Company, or (iii) the Company has no funds legally available therefor under the General Corporation Law of the State of Delaware.

                  (b) Delay of Repurchase. In the event that a repurchase by the Company otherwise permitted or required under Section 4(c) is prevented solely by the terms of Section 9(a), (i) such repurchase will be postponed and will take place without the application of further conditions or impediments (other than as set forth in Section 4 hereof or in this Section 9) at the first opportunity thereafter when the Company has funds legally available therefor and when such repurchase will not result in any default, event of default or violation under any of the Financing Agreements or in a violation of any term or provision of the Certificate of Incorporation of the Company and (ii) such repurchase obligation shall rank against other similar repurchase obligations with respect to shares of Common Stock or options in respect thereof according to priority in time of the date upon which the Company receives written notice of such exercise, provided that any such repurchase obligations as to which a common date determines priority shall be of equal priority and shall share pro rata in any repurchase payments made pursuant to clause (i) above and provided, further, that (x) any repurchase commitment arising from Permanent Disability or death or, in the case of shares of Common Stock, any repurchase commitment made by the Board pursuant to Section 6(b) of the Management Stock Subscription Agreement shall have priority over any other repurchase obligation and (y) all Section references in this clause (ii) shall be deemed to refer to the corresponding Section of this Agreement or the Management Stock Subscription Agreement, as the case may be, and to any similar provision of any other management stock option or stock subscription agreement to which the Company is or becomes a party.

                  (c) Purchase Price Adjustment. In the event that a repurchase of the Covered Option from the Grantee is delayed pursuant to this Section 9, the purchase price for such Option when the repurchase of such Option eventually takes place as contemplated by Section 9(b) shall be the sum of (i) the Purchase Price of such Covered Option determined in accordance with Section 4(g) at the time that the repurchase of such Option would have occurred but for the operation of this Section 9, plus (ii) an amount equal to interest on such Purchase Price for the period from the date on which the completion of the repurchase would have taken place but for the operation of this Section 9 to the date on which such repurchase actually takes place (the "Delay Period") at a rate equal to the weighted average cost of the Company's bank indebtedness obligations outstanding during the Delay Period.

                  10. No Rights as Stockholder. The Grantee shall have no voting or other rights as a stockholder of International with respect to any Shares covered by the Option until the exercise of the Option and the issuance of a certificate or certificates to him for such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

                  11. Capital Adjustments. The number and price of the Shares covered by the Option shall be proportionately adjusted to reflect any stock dividend, stock split or share combination of the Common Stock or any recapitalization of International. Subject to any required action by the stockholders of International and Section 8 hereof, in any merger, consolidation, reorganization, exchange of shares, liquidation or dissolution, the Option shall pertain to the securities and other property, if any, that a holder of the number of shares of Common Stock covered by the Option would have been entitled to receive in connection with such event.

              12. Miscellaneous.

                  (a) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to International, the Cypress Fund or the Grantee, as the case may be, at the following addresses or to such other address as International, the Cypress Fund or the Grantee, as the case may be, shall specify by notice to the others:

                  (i)      if to International, to it at:

                           WESCO International, Inc.
                           Commerce Court, Suite 700
                           Four Station Square
                           Pittsburgh, PA  15219

                           Attention:  Chairman

                  (ii) if to the Grantee, to the Grantee at the address set forth on the signature page hereof.

         All such notices and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof.

                           (b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Except as provided in
         Section 4, nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

                           (c) Waiver; Amendment.

                           (i) Waiver. Any party hereto or beneficiary hereof
                  may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement, provided that any waiver of the provisions of Section 4 must be consented to in writing by the C&D Fund. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party's or beneficiary's rights or privileges hereunder or shall be deemed a waiver of such party's or beneficiary's rights to exercise the same at any subsequent time or times hereunder.

                           (ii) Amendment. This Agreement may not be amended,
                  modified or supplemented orally, but only by a written instrument executed by the Grantee and International.

                  (d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by International or the Grantee without the prior written consent of the other parties.

                  (e) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, regardless of the law that might be applied under principles of conflict of laws, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies.

                  (f) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. In this Agreement all references to "dollars" or "$" are to United States dollars.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                  (h) Delegation by the Board. All of the powers, duties and responsibilities of the Board specified in this Agreement may, to the full extent permitted by applicable law, be exercised and performed by any duly constituted committee thereof to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities.

                  IN WITNESS WHEREOF, International and the Grantee have executed this Agreement as of the date first above written.

                                            WESCO INTERNATIONAL, INC.


                                            By:____________________________
                                               Name:
                                               Title:


                                            THE GRANTEE:


                                            By:____________________________
                                               Name:


                                            Address of the Grantee:
Total Number of Shares
of Common Stock for the
Purchase of Which an
Option Has Been Granted:                    _________________________________